Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-105754 and 333-106737) and Form S-8 (Nos. 333-60544, 333-60536, 333-60546, 333-60548, 333-60542, 333-103292 and 333-132688) of White Electronic Designs Corporation of our report dated December 14, 2006 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Phoenix, Arizona
December 11, 2008